UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/28/2005

EnerSys
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of Principal Executive Offices, Including Zip Code)

(610) 208-1991
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On March 24, 2005, EnerSys (the "Company") amended its Credit Agreement among the Company, EnerSys Capital Inc., Bank of America, N.A., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, Lehman Commercial Paper Inc., as Documentation Agent, and various lending institutions (the "Credit Agreement"). The amendment to the Credit Agreement (the "Amendment"), among other things, approves the Company's planned acquisition of the motive power battery assets of FIAMM S.p.A. and the secured financing for such acquisition. Additionally, the Amendment revises the senior secured leverage ratio for the Company's next six (6) fiscal quarters as follows:

Fiscal Quarter Ended Closest to: -- Change in Senior Secured Leverage Ratio:

June 30, 2005 -- To 4.0:1.0 from 3.7:1.0

September 30, 2005 -- To 4.0:1.0 from 3.7:1.0

December 31, 2005 -- To 4.0:1.0 from 3.7:1.0

March 31, 2006 -- To 3.8:1.0 from 3.4:1.0

June 30, 2006 -- To 3.6:1.0 from 3.4:1.0

September 30, 2006 -- To 3.6:1.0 from 3.4:1.0

The Company expects to file the Amendment as an exhibit to its Form 10-K for the period ending March 31, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EnerSys

Date: March 28, 2005.	By:	/s/ Michael T. Philion
Michael T. Philion
Executive Vice President - Finance and Chief Financial Officer